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                                                                    Exhibit 4.68
                                                             English Translation

                             SHARES PLEDGE CONTRACT

This Shares Pledge Contract (hereinafter called "This Contract") is signed by the following two parties at Shanghai, the People's Republic of China (hereinafter called "China") on December 14, 2007:
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Pledgee: Shanghai Linktone Software Co., Ltd.
Registration Address: Suite 22301-787, Building 14, 498 Guoshoujing Road, Zhangjiang Hi-tech Park, Shanghai
Pledger: Gu Lei
ID number: 310229197701210026
Address: Suite 201, 10 No.4 Sub-lane, No.888 Lane, Minhang District, Shanghai

WHEREAS:

1. Pledger Gu Lei is a Chinese citizen, holding 90% of the shares of Shanghai Langyi Advertising Co., Ltd (hereinafter called "Langyi"), which is a company registered in Shanghai;

2. The Pledgee is wholly foreign-funded company registered in Shanghai, and has signed the Agreement for Exclusive Technical and Consulting Services with Langyi held by the Pledger on December 14, 2007 (hereinafter
                                        -----------------
     called "Service Agreement");

3. In order to guarantee the Pledgee to smoothly collect technical and consulting service fees from Langyi held by the Pledger, the Pledger agrees to pledge all his shares in Langyi for the technical and consulting service fees specified in Service Agreement.

NOW THEREFOR, the Pledger and the Pledgee, for the fulfillment of Service Agreement, reach this Contract as follows:

1.   DEFINITIONS

Except otherwise specified herein, the following terms are defined as follows:

     Pledge Right: refers to all the contents listed in Article 2 hereof.

     Shares: refer to 90% of the shares of Langyi that are lawfully held by Pledger.

     Pledge Rate: refers to the proportion between the value of the pledged shares set forth herein and the technical and consulting service fees specified in Service Agreement.

     Pledge Term: refers to the term specified in Clause 3.2.

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     Service Agreement: refers to the Agreement for Exclusive Technical and
Consulting Services singed by Langyi and the Pledgee on December 14, 2007.
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     Default: refers to any of the circumstance listed in Article 7.

     Default Notice: refers to the notice sent out by the Pledgee for announcing any default of the Pledger according to this Contract.

2.   PLEDGE RIGHT

     The Pledger will pledge all his shares in Langyi to the Pledgee as a guarantee on the technical and consulting service fees specified in Service Agreement.

     The Pledge right refers to the right that the Pledgee has to get first paid with the shares-converted money, the money from shares auction, or the money from shares-selling, of the Pledger's shares.

3.   PLEDGE RATE AND TERM

     Pledge Rate

     The pledge rate is about 100%.

     Pledge Term

     The Pledge Contract will enter into force once the shares herein are registered onto the shareholder name list of Langyi, and the pledge term and the term of Service Agreement remain the same.

     During the pledge term, if Langyi fails to pay technical and consulting service fees according to Service Agreement, the Pledgee will be entitled to exercise its pledge right according to this Contract.

4.   HOLDING THE CERTIFICATES OF PLEDGE RIGHT

4.1 During the pledge term specified herein, Pledger shall hand over his capital contribution certificate and shareholder name list regarding his shares in Langyi to the Pledgee to keep. The Pledger shall hand over his capital contribution certificate and shareholder name list regarding his shares to the Pedgee in a week after signing this Contract.

4.2  The Pledgee has right to get the bonus produced from the pledged shares.

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5.   PLEDGER'S REPRESENTATIONS AND WARRANTIES

     The Pledger is the lawful owner of the pledged shares.

     Once the Pledgee exercises its pledge right according to this Contract at any time, there shall be no interference from any other party.

     The Pledgee has right to dispose and transfer its pledge right according to the way set forth herein.

     The Pledger does not set any pledge right on his shares except the Pledgee's.

6.   PLEDGER'S WARRANTIES

     During the effective term of this Contract, the Pledger warrants to the Pledgee that:

6.1.1 Except the shares transfer made by the Pledger to Linktone Ltd or the person appointed by Linktone Ltd in accordance with the Contract Regarding Exclusive Purchasing Right reached between the Pledger, Linktone Ltd, and Langyi on December 14, 2007, without the Pledgee's prior written approval,
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     the Pledger may not transfer his shares or set or permit any pledge on his shares that may affect the rights and interests of the Pledgee;

6.1.2 The Pledger will abide by all the laws and regulations relating to right pledge, and in five days after receiving the notice, order, or proposal issued or made by the concerned authority, it will present such notice, order, or proposal to the Pledgee which the Pledger shall abide by, or raise opposing opinion and presentation towards such matter according to the reasonable request of the Pledgee or with the approval of the Pledgee.

6.1.3 The Pledger will immediately notify the Pledgee of any event or any received notice that may affect the Pledger's shares or rights of any part, and of any event or any received notice that may change any undertaking and obligation of the Pledger specified herein or that may affect obligation of the Pledger specified herein.

     The Pledger agrees that the Pledgee's execution of its pledge right obtained herein shall not be interrupted or impeded by the Pledger, the Pledger's successor, the Pledger's client, or any other person by legal means.

     The Pledger guarantees to the Pledgee that, in order to protect and consummate the guarantee under this Contract on the payment of the technical and consulting service fees under Service Agreement, the Pledger will faithfully sign and urge the other parties relevant to the pledge right to sign all the right certificates and covenants required by the Pledgee and/or conduct and urge the other concerned parties to conduct the acts required by the Pledgee, provide convenience for the Pledgee's execution of its rights and authorization, sign all the shares ownership change documents with the Pledgee or the Pledgee's appointed person (natural person/legal person), and

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provide the Pledgee all necessary notices, orders, and decisions regarding pledge right in a reasonable time.

     The Pledger guarantees to the Pledgee that the Pledger will abide by and fulfill all its guarantees, warranties, agreements, representations, and conditions. If the Pledger fails to fulfill or wholly fulfill its guarantees, warranties, agreements, representations, and conditions, the Pledger shall be responsible for all the losses caused to the Pledgee due to that reason.

7.   DEFAULT

     All the following events shall be considered as defaults:

     Langyi fails to fully pay the payable technical and consulting service fees under Service Agreement;

     Any representation or undertaking made by the Pledger in Article 5 hereof contains material misleading or false information, and/or the Pledger violates any of his representations or warranties in Article 5;

     The Pledger violates any of his warranties specified in Article 6;

     The Pledger violates any provision hereof;

     Except 6.1.1 hereof, the Pledger abandons the pledged shares or transfer the pledged shares without the prior written approval of the Pledgee;

     Any loan, guarantee, damages, undertaking, or other debts of Pledge rot the outside that: (i) needs to be fulfilled or paid in advance due to the Pledger's breaching act; or (ii) becomes due but cannot be fulfilled or paid on time, causes the Pledgee to believe that the Pledger's ablity to fulfill his obligations herein has been affected;

     The Pledger fails to pay general debts or other debts;

     Some newly promulgated law makes this Contract illegal or makes the Pledger unable to fulfill his obligations herein;

     This Contract become unenforceable or any of the governmental approvals, permits, or authorizations that make this Contract lawful and valid is revoked, suspended, void, or substantially changed;

     The unfavorable change of the Pledger's asset causes the Pledgee to believe that the Pledger's ablity to fulfill his obligations herein has been affected;

     The successor or trustee of Langyi can only partly perform or refuses to perform the payment

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obligation in Service Agreement.

     The other circumstances under which the Pledgee cannot execute its pledge right according to laws.

     If the Pledger is aware of or finds out any event specified in Clause 7.1 or any matter that may cause such event to happen, the Pledger shall notify the Pledgee in written form immediately.

     Unless that the default specified in Clause 7.1 is totally solved to the satisfaction of the Pledgee, the Pledgee may, after sending the Pledger a default notice at the moment when or at any time after such default occurs, require the Pledger to immediately pay off all the debts and the other payable money in Service Agreement or execute his pledge right according to Article 8 hereof.

8.   EXECUTION OF PLEDGE RIGHT

     Before all the technical and consulting service fees specified in Service Agreement are paid and without the written approval of the Pledgee, the Pledger may not transfer the pledge right.

     The Pledgee shall deliver a default notice to the Pledger before executing its pledge right.

     Bound to Clause 73. hereof, the Pledgee may dispose its pledge right at the same time of sending out a default notice or at any time after sending out a default notice;

     The Pledgee has the right to get paid first with the shares-converted money, the money from shares auction, or the money from shares-selling, of all or part of the Pledger's shares herein until all the paid technical and consulting service fees and the other payables specified in Service Agreement are paid

     While the Pledgee executes its pledge right according to this Contract, the Pledger may not create any impediment but shall provide necessary assistance for the Pledgee to fulfill its pledge right.

9.   TRANSFER

     The Pledger has no right to donate or transfer his rights or obligations herein without the prior written approval of the Pledgee.

     This Contract is binding to the Pledger and his successor, and to the Pledgee and each of its successors or assignees.

     The Pledgee may, at any time, transfer all or any of its rights or obligations herein to its appointed person (natural person/legal person), and in such case, the assignee shall have the same rights and obligations herein just like a party of this Contract. While transfer all or any of its rights

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or obligations herein, the Pledger shall, upon the request of the Pledgee, sign all the agreements and/or documents relating to such transfer.

     If such transfer causes a change to the Pledgee, the new two parties shall sign a new pledge contract.

10.  TERMINATION

     After all the technical and consulting service fees under Service Agreement are paid off and Langyi no longer has any obligation under Service Agreement, this Contract will be terminated, and the Pledgee shall cancel or rescind this Contract as soon as possible within a reasonably feasible time.

11.  PROCEDURAL FEES AND OTHER COSTS

     All the costs and actual expenses relating to this Contract, including but not limited attorney's fees, printing fee, stamp tax, and any other taxes and fees, shall be borne by the Pledger. If any law requires the Pledgee to pay such costs or fees, the Pledger shall fully reimburse the Pledgee for them.

     If the failure of the Pledger to pay any of his payable taxes or fees according to this Contract, or any other reasons makes the Pledgee take any measure or use any method to claim for the unpaid, the Pledger shall bear all the costs that are caused by such reason (including but not limited to all kinds of taxes, procedural fees, management fees, litigation fees, attorney's fees, and all kinds of insurance premiums).

12.  FORCE MAJEURE

     If the performance of one party is delayed or impeded due to the reason of force majeure, then such party will not be responsible for its delayed or impeded performance. Force majeure refers to any event that is beyond reasonable control and unavoidable even under the reasonable care of the affected party, including but not limited to governmental act, natural force, fire, explosion, geographical change, storm, flood, earthquake, typhoon, lightening, or war. Credit, fund, or financing may not be considered as the events that are beyond reasonable control. The affected by forece majeure and seeking to be relieved of its obligation of this Contract or any provision hereof shall notify the other party of such event and its measures to deal with it as soon as possible.

     While the affected party does not have to be liable for its performance delay or non-performance caused by force majeure, the affected party must take reasonable efforts during such force majeure, and moreover, such liability exemption is only limited to the part of the delayed or impeded performance. Once the reason for liability exemption is corrected or remedied, the two parties agree to take the best efforts to recover the performance of this Contract.

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13.  SETTLEMENT OF DISPUTE

     This Contract shall be executed and interpreted according to Chinese laws.

     Any dispute arising from the interpretation and performance of this Contract shall be settled by the parties hereto first through friendly negotiation. If such dispute cannot be settled, then any party may submit such dispute to China International Economic and Trade Arbitration Commission and have that Commission to arbitrate it according to its arbitration rules effective by then in Shanghai; the arbitration language is Chinese. The arbitration award will be final and binding to all the parties.

14.  NOTICE

14.1 The notices sent out by the two parties for the performance of their respective rights and obligations herein shall be made in written form. As for the notice sent by a special person, it will be considered have been served upon its actual delivery; as for the notice sent by telegraph or by fax, the sending date shall be considered as the arrival date, and if the arrival date is not a business day or the notice is sent after business hours, then the next business day after such arrival shall be considered the arrival date. The target addresses are those of the two parties on the first page of this Contract or the addresses informed by any party in written form anytime afterwards. Written form includes fax or telegraph

15.  APPENDIXES

     All the appendixes hereof are an indispensable part of this Contract.

16.  BECOME EFFECTIVE

     Any modification, amendment and supplementation to this Contract must be made in written form and signed and seal by both parties.

     This Contract is made in Chinese and in two copies.

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Agreed and signed by:

Pledgee: Shanghai Linktone Software
Co., Ltd. (seal)

/s/ Shanghai Linktone Software Co., Ltd
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Authorized Representative:


Pledger: Gu Lei


/s/ Gu Lei                (signature)
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APPENDIXES:

1.   Shareholder name list of Langyi

2.   Capital Contribution Certificate for the Establishment of Langyi

3.   Agreement for Exclusive Technical and Consulting Services